Exhibit 99.3

July 30, 2021 2021 Second Quarter Results

Safe Harbor Statement

All per-share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities of such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a financial measure not recognized under generally accepted accounting principles (non-GAAP) that is calculated by dividing the net income or loss attributable to common shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. Earnings discussions also include a non-GAAP financial measure referencing 2021 and 2020 earnings and EPS excluding certain acquisition and transition costs. Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain 2021 and 2020 results without including these items. Management believes the acquisition and transition costs are not indicative of Eversource Energy's ongoing costs and performance. Due to the nature and significance of the effect of these items on net income attributable to common shareholders and EPS, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy's financial performance and provides additional and useful information to readers in analyzing historical and future performance of the business. These non-GAAP financial measures should not be considered as alternatives to Eversource Energy's consolidated net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This document includes statements concerning Eversource Energy's expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, readers can identify these forward-looking statements through the use of words or phrases such as "estimate," "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could" and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; the negative impacts of the novel coronavirus (COVID-19) pandemic, including any new or emerging variants, on our customers, vendors, employees, regulators, and operations; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy's reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy's website at www.eversource.com and on the SEC's website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy's actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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Agenda Joe Nolan President & CEO Phil Lembo Executive Vice President and CFO ▪ 2021 Offshore Wind Update ▪ 2020 Sustainability Report ▪ Electric Vehicle Initiatives ▪ Q2 2021 Financial Results ▪ Grid Modernization and AMI Proposals in MA 2

Eversource-Ørsted Projects Poised to Help New England and New York Meet Long-Term Goals

EVERSOURCE ENERGY

	South Fork Wind	Revolution Wind	Sunrise Wind
Size	132 MW	704 MW	924 MW
Construction Operation Plan Filing with BOEM	Filed Oct 2018; DEIS issued Jan. 8, 2021; Decision in Jan 2022	Filed March 2020; review schedule was received on April 30, 2021; final approval expected in Q3 2023	Filed September 2020; review schedule expected in 2021
State Permit	NY State Article VII Permit Approved March 18, 2021	Filed December 2020, completed initial hearing and public administrative hearings in late March & April	Filed December 2020, supplemented application on April 12 with route enhancements
Most Recent Commercial Ops Date	Late 2023	In 2025	Depending on schedule in BOEM NOI, in 2025
Price as of first day of commercial operation	~ $0.160/KWH for 90 MW ~ $0.086/KWH for 42 MW (avg. annual escalator: 2%)	$0.09843/KWH for RI (no escalator) $0.09843/KWH for CT for 200 MW (no escalator) $0.0995/KWH for CT for 104 MW (no escalator)	$0.11037/KWH (no escalator)
Term	20 years	20 years	25 years
Status of Contracts	Increase in capacity to 132 MW from 90 MW approved	400 MW for RI approved 200 MW for CT approved 104 MW for CT approved	Contract signed with NYSERDA in October 2019
Interconnection	East Hampton, NY (LI)	Davisville, RI	Brookhaven, NY (LI)

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Support for Zero - Emissions Vehicle Accelerating 4 Massachusetts ▪ Through 2021, $55 million in Make Ready investment supporting ~4,000 charging ports at ~400 customer sites. ▪ Follow - on program filed on 7/14/21 with DPU to build on successes, lessons learned and market evolution that will: ▪ Expand light duty passenger vehicle charging infrastructure ▪ Offer an alternative demand charge, alternative rate solution and EV charger rebates ▪ Provide a “fleet advisory services” offering and emphasize access in Environmental Justice Communities ▪ Approximately $192 million of proposed NSTAR Electric program costs from 2022 - 2025, including about $68 million of capital investment Connecticut ▪ PURA finalized Zero Emissions Vehicle decision on 7/14/21 ▪ Supports CT’s efforts to increase number of EVs from 17K to 125K by end of 2025 ▪ 9 - year program broken into 3 phases — first 3 - year phase targets 3,500 charge ports in ES territory ▪ Implementation plans due to PURA by mid - October ▪ Currently evaluating levels of projected capital investment and O&M based on PURA guidelines. No EV capital investment in CT in current 5 - year forecast

▪ 2020 Sustainability Report published July 21 ▪ Report overhauled to enhance disclosures and readability ▪ Highlights our climate leadership and progress under industry leading carbon neutral goal ▪ Greenhouse gas emissions third - party verified to enhance data reliability ▪ Outlines our accomplishments in promoting diversity, equity and inclusion ▪ Underscores our responsible leadership and strong governance Eversource 2020 Sustainability Report 2020 Sustainability Report ▪ Continued alignment with the most reputable reporting frameworks 5

6 2Q 2021 2Q 2020 2Q Change 1H 2021 1H 2020 1H Change $0.40 $0.39 $0.01 $0.79 $0.76 $0.03 0.35 0.34 0.01 0.62 0.73 (0.11) 0.01 0.01 0.00 0.44 0.26 0.18 0.03 0.03 0.00 0.04 0.04 0.00 0.00 (0.01) 0.01 (0.02) (0.02) 0.00 0.79 0.76 0.03 1.87 1.77 0.10 (0.02) (0.01) (0.01) (0.04) (0.02) (0.02) $0.77 $0.75 $0.02 $1.83 $1.75 $0.08 Electric Transmission Electric Distribution Natural Gas Distribution Parent & Other (Non - GAAP) Water Distribution Second Quarter and First Half 2021 EPS Results EPS, Ex. Acquisition/Transition Costs (Non - GAAP) Acquisition/Transition Costs Reported EPS (GAAP)

7 Well Performing Core Businesses Drive EPS CAGR to Upper Half of 5 – 7% Through 2025 $2.28 $2.53 $2.65 $2.81 $2.96 $3.11 $3.25 $3.45 $3.64 $3.81 - $3.93 2012A* 2013A* 2014A* 2015A* 2016A 2017A 2018A 2019A* 2020A* 2021E 2022E 2023E 2024E 2025E *Excludes merger and integration costs in 2012 - 2015, NPT charge in 2019, and Columbia Gas acquisition and transition costs in 20 20 and 2021 Expected higher than 5% - 7% as larger offshore wind projects enter service *

On 7/1/21, NSTAR Electric Submitted New Grid Modernization, AMI Proposals to MA DPU Grid Modernization ▪ Builds on initial $133M plan approved by DPU in 2018, supplemented by $56M for 2021 ▪ Deployed over 1,500 devices on the grid that have reduced impact of outages, added visibility into system conditions, and improved DER deployment ▪ Proposed 2022 - 2025 program includes additional substation automation, optimization of voltage regulation to improve power flows and reduce line losses, and improvements for real - time distribution system management ▪ Nearly $200M of capital over 4 years ▪ Additional storage beyond current 25 - MW Cape Cod project will be filed separately later in 2021 AMI ▪ Submitted implementation plan for full deployment of Advanced Meter Infrastructure (AMI) for MA electric customers by 2028 ▪ Will provide long - term benefit to customers by improving productivity, enhancing outage response, and advancing state energy goals ▪ Capital investment expected to exceed $550 million, primarily in years 2024 - 2027 ▪ Includes new meters, communications network, meter data management, and customer service system ▪ MA DPU response expected by mid - 2022, providing a cost recovery path 8

Appendix 9

10 Eversource’s Progress Toward Carbon Neutrality - 100,000 200,000 300,000 400,000 500,000 600,000 700,000 800,000 900,000 2018 2019 2020 MT CO2e Line Loss Methane Facilities Fleet SF6 828,107 707,015 685,331 - 17% ▪ Eversource emissions have greatly declined through divestiture of fossil fuel generation over the past several decades ▪ Since the sale of fossil plants, we have seen a 17% decline in Scope 1 and 2 emissions across our operations ▪ This year, we had our carbon footprint verified by a third party ▪ Aggressive efforts are being undertaken to reach carbon neutrality by 2030

11 $994 $1,030 $964 $1,065 $915 $853 $761 $711 $1,145 $1,221 $1,189 $1,269 $1,309 $1,353 $1,289 $1,229 $404 $453 $545 $824 $925 $974 $937 $789 $102 $110 $127 $149 $143 $154 $162 $171 $185 $239 $239 $217 $249 $211 $194 $176 $2,830 $3,053 $3,064 $3,524 $3,541 $3,545 $3,343 $3,076 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E Transmission Electric Distribution Natural Gas Distribution Water IT and Facilities $ In Millions Projected Capital Expenditures For Core Businesses $17 Billion 2021 - 2025

Key PURA Regulatory Dockets

Description	Docket Number	Current Schedule
Review of Tropical Storm Isaias	20-08-03/ 20-08-03RE01	Final decision issued 4/28/21. Notice of Violation decision finalized on 7/14/21
Annual review of multiple CL&P trackers (RAM)	21-01-03	Interim decision issued 4/28/21; New rates subject to true-up, 6/1/21; Phase II decision, 9/15/21; Potential rate adjustment, 10/1/21
New rate designs, including possible low-income, economic development rates, possible interim rate reduction	17-12-03RE11	Phase Ia decision (Rate 30) issued 6/23/21; Phase IIa decision on interim rate decrease topics due 10/13/21; Phase IIb (economic development/low-income rates) in process
AMI	17-12-03RE02	Early stages in process
Zero-emission vehicle deployment	17-12-03RE04	Final decision issued on 7/14/21
Methodology for establishing residential bill credits for power outages longer than 96 hours	20-12-46	Final decision issued on 6/30/21
Performance Based Ratemaking design	21-05-15	Now open

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